Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Francie Nagy

Investor Relations

(212) 515-4625

GATEHOUSE MEDIA TO ACQUIRE MESSENGER POST NEWSPAPERS

Fairport, New York, November 21, 2006 — GateHouse Media, Inc. (NYSE:GHS) announced it has agreed on terms to acquire the Messenger Post Newspapers from Canandaigua Messenger, Incorporated. This includes the Daily Messenger, a daily newspaper serving Canandaigua in the Finger Lakes Region of northwest New York, and ten weekly newspapers serving the suburbs of Rochester, New York with a combined paid and free circulation of approximately 100,000.

Michael Reed, CEO of GateHouse Media, said, “We are delighted to add the Messenger Post Newspapers and their great staff to the GateHouse family. The Messenger Post Newspapers are very high quality publications. We are excited for the opportunity to continue the traditions established by the Ewing family and the team in place at the Daily Messenger which has done such a great job of serving its readers and advertisers.”

Reed went on to say, “This acquisition fits extremely well with our strategy of acquiring dominant local media franchises that are accretive to free cash flow per share. Messenger Post fits perfectly with these criteria and we are excited to bring these wonderful assets into the GateHouse Media organization.”

“The decision to sell our newspapers after 47 years of Ewing ownership was not taken lightly,” noted Messenger Post President and Publisher George M. Ewing, Jr. “I am very pleased and excited for our readers and advertisers, as well as my staff, that GateHouse Media will be purchasing Messenger Post Newspapers. I am confident GateHouse has the desire and resources to continue what we have established and expand Messenger Post Newspapers to even better serve Rochester and our region.”

Cribb, Green and Associates, a newspaper merger-and-acquisition firm based in Bozeman, Montana, assisted Messenger Post Newspapers in the transaction.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by number of daily publications. GateHouse Media now owns over 425 community publications located in 18 states across the country, and more than 230 related websites reaching approximately 9 million people on a weekly basis. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS”.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to GateHouse Media’s growth and potential. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park

Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631

expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest and long-term obligations, the effect of our indebtedness and long-term obligations on our liquidity, our ability to effectively manage our growth, unforeseen costs associated with the acquisition of new properties, competition for the acquisition of strategic assets, our ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting our revenues and operating results, any declines in circulation, our ability to obtain additional capital on terms acceptable to us, our vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of our key officers, increases in market interest rates, environmental contamination or employee safety and health issues at any of our facilities, failure to comply with existing environmental laws, an adverse determination or resolution in any complaints filed against us, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in GateHouse Media’s SEC reports, including its final Prospectus filed with the SEC pursuant to Rule 424(b) on October 24, 2006. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park

Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631